SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) April 18, 2017

AMERISERV FINANCIAL, Inc.

(exact name of registrant as specified in its charter)

Pennsylvania        0-11204        25-1424278

(State or other     (commission    (I.R.S. Employer

jurisdiction        File Number)   Identification No.)

of Incorporation)

Main and Franklin Streets, Johnstown, Pa.  15901

(address or principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: 814-533-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities

Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange

Act (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13e-4c))

Form 8-K

Item 2.02 Results of operation and financial condition.

AMERISERV FINANCIAL Inc. (the "Registrant") announced first quarter 2017 results through March 31, 2017.  For a more detailed description of the announcement see the press release attached as Exhibit 99.1.

Exhibits

--------

Exhibit 99.1

Press release dated April 18, 2017, announcing first quarter 2017 earnings through March 31, 2017.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, Inc.

By /s/Michael D. Lynch

Michael D. Lynch

SVP & CFO

Date: April 18, 2017

Exhibit 99.1

AMERISERV FINANCIAL REPORTS EARNINGS FOR THE FIRST QUARTER OF 2017

JOHNSTOWN, PA – AmeriServ Financial, Inc. (NASDAQ: ASRV) reported first quarter 2017 net income available to common shareholders of $1,348,000, or $0.07 per diluted common share.  This represents a significant improvement of $2.6 million from the first quarter of 2016 net loss available to common shareholders of $1,282,000, or ($0.07) per diluted common share.  The following table highlights the Company’s financial performance for the quarters ended March 31, 2017 and 2016:

	First Quarter 2017	First Quarter 2016	$ Change	% Change

Net income (loss)	$1,348,000	($1,267,000)	$2,615,000	206.4%
Net income (loss) available to common shareholders	$1,348,000	($1,282,000)	$2,630,000	205.1%
Diluted earnings per share	$ 0.07	($ 0.07)	$ 0.14	200.0%

Jeffrey A. Stopko, President and Chief Executive Officer, commented on the first quarter 2017 financial results: “Our improved earnings in the first quarter of 2017 resulted from growth in total revenue, a reduction in non-interest expense and a controlled loan loss provision due to outstanding asset quality.  Our balance sheet is well positioned for higher interest rates and we began to see some of that benefit in the form of increased net interest income in the first quarter of 2017.  Additionally, I was pleased to see the tangible benefit from several profitability improvement initiatives that we executed last year as each of our reported non-interest expense categories favorably declined in the first quarter of 2017.”

The Company’s net interest income in the first quarter of 2017 increased by $163,000, or 1.9%, when compared to the first quarter of 2016.  The Company’s net interest margin of 3.27% for the first quarter of 2017 was three basis points lower than the net interest margin of 3.30% for the first quarter 2016 but improved by nine basis points from the 3.18% margin reported for the more recent fourth quarter 2016 performance.  The improvement in net interest income is a result of a higher volume of total earning assets which more than offset the lower net interest margin.  The Company continues to grow earning assets while also controlling its cost of funds through disciplined deposit pricing.  Specifically, the earning asset growth occurred in, both, the investment securities portfolio and the loan portfolio.  Total investment securities averaged $168 million in the first quarter of 2017 which is $26.1 million or 18.4% higher than the $142 million average for the first quarter of 2016 while total loans averaged $890 million in the first quarter of 2017 which is $8.8 million, or 1.0%, higher than the $881 million average for the first quarter of 2016.  The growth in the investment securities portfolio is the result of management electing to diversify the mix of the investment securities portfolio through purchases of high quality corporate and taxable municipal securities.  This revised strategy for securities purchases was facilitated by the increase in national interest rates and the steepening yield curve that resulted in improved opportunities to purchase additional securities and grow the portfolio.  As a result, interest on investments increased between years by $235,000 or 24.6%.  The growth in the loan portfolio reflects the successful results of the Company’s business development efforts, with an emphasis on generating commercial loans and owner occupied commercial real estate loans particularly through its loan production offices.  The year over year loan growth was lower in comparison to what the Company has recently experienced due to a slowdown in production during the second half of 2016 that was caused by uncertainty in the economy because of the Presidential election.  Loan production has since returned to more normal and higher levels.  Loan interest income increased by $91,000, or 1.0% even though prepayment fee income on early loan payoffs were approximately $110,000 lower in the first quarter of 2017 when compared to the first quarter of 2016.  Overall, total interest income increased by $326,000, or 3.1%, between years.

Total interest expense for the first quarter of 2017 increased by $163,000, or 8.7%, due to a higher level of deposit interest expense.  The Company experienced growth in deposits which we believe reflects the loyalty of our core deposit base that provides a strong foundation upon which this growth builds.  Management’s ability to acquire new core deposit funding from outside of our traditional market areas as well as our ongoing efforts to offer new loan customers deposit products were the primary reasons for this growth.  Specifically, total deposits averaged $976 million for the first quarter of 2017 which is $66.0 million, or 7.3%, higher than the $910 million average for the first quarter of 2016.  The Company is also pleased that a meaningful portion of this deposit growth occurred in non-interest bearing demand deposit accounts.  Deposit interest expense in 2017 increased by $182,000, or 14.5%, due to the higher balance of deposits along with certain money market accounts repricing upward after the Federal Reserve elected to increase the overnight fed funds interest rate in December of 2016 and again in March of 2017.  As a result of the strong deposit growth, the Company’s loan to deposit ratio averaged 91.2% in the first quarter of 2017 which indicates that the Company has ample room to further grow its loan portfolio in 2017.  The Company experienced a $19,000 decrease in the interest cost for borrowings in the first quarter of 2017 because there was a lower level of total borrowed funds due to the deposit growth.  Total borrowings decreased by $24.2 million or 24.4% and more than offset the immediate impact that the increases in the Federal Funds Rate had on the cost of borrowed funds.

The Company recorded a $225,000 provision for loan losses in the first quarter of 2017 compared to a $3.1 million provision for loan losses in the first quarter of 2016, or a decrease of $2.875 million between periods.  Both, the loan loss provision and net charge-offs were at more typical levels this year than the substantially higher levels that were necessary last year to resolve a troubled loan exposure to the energy industry.  The provision recorded in the first quarter of 2017 supported the continuing loan growth and more than covered the low level of net loan charge-offs incurred in the first quarter of 2017.  The Company experienced net loan charge-offs of $77,000, or 0.04% of total loans, in the first quarter of 2017 compared to net loan charge-offs of $3.4 million, or 1.60% of total loans, in the first quarter of 2016.  Overall, the Company continued to maintain excellent asset quality as its non-performing assets totaled $1.5 million, or only 0.17% of total loans, at March 31, 2017.  In summary, the allowance for loan losses provided a strong 677% coverage of non-performing loans, and 1.12% of total loans, at March 31, 2017, compared to 612% coverage of non-performing loans, and 1.12% of total loans, at December 31, 2016.

Total non-interest income in the first quarter of 2017 increased by $125,000, or 3.6%, from the first quarter of 2016.  Trust and investment advisory fees increased by $91,000 due to a higher level of fee income that resulted from the effective management of client accounts as asset market values improved.  Other income was also higher due to an increase in income from our Financial Services business unit by $57,000 as wealth management continues to be an important strategic focus of the Company.  These positive items were partially offset by service charges on deposits declining by $41,000 due to a reduced level of overdraft fee income.  The Company did recognize a $27,000 gain from an investment security sale transaction in the first quarter of 2017.  However, the amount of the gain was $30,000 less than what was recognized last year.

The Company’s total non-interest expense in the first quarter of 2017 decreased significantly by $626,000, or 5.8%, when compared to the first quarter of 2016.  This decrease was primarily attributable to two factors.  First, as noted in previously disclosed financial results, the Company incurred $366,000 of non-recurring costs for legal and accounting services that were necessary in 2016 to resolve a trust operations trading error.  There were no such costs in 2017.  Second, improved efficiencies contributed to the remainder of this positive comparison between quarters.  Specifically, salaries and employee benefits were down by $156,000, or 2.5%, as there were 10 fewer full time equivalent employees in the first quarter of 2017 due primarily to a branch consolidation and closure of an unprofitable loan production office.  This ongoing focus to reduce and control non-interest expense was also evident in net occupancy expense and equipment expense, which decreased by a combined $80,000, or 6.8% in the first quarter of 2017.  The Company also recorded an income tax expense of $625,000, or an effective tax rate of 31.7%, in the first quarter of 2017.  This compares to an income tax benefit of $549,000, or an effective tax rate of -30.2%, for the first quarter of 2016.

The Company had total assets of $1.17 billion, shareholders’ equity of $95.6 million, a book value of $5.12 per common share and a tangible book value of $4.48 per common share at March 31, 2017.  In accordance with the common stock buyback program announced on January 24, 2017, the Company returned $992,000 of capital to its shareholders through the repurchase of 251,800 shares of its common stock in the first quarter of 2017.  The Company continued to maintain strong capital ratios that exceed the regulatory defined well capitalized status.

This news release may contain forward-looking statements that involve risks and uncertainties, as defined in the Private Securities Litigation Reform Act of 1995, including the risks detailed in the Company's Annual Report and Form 10-K to the Securities and Exchange Commission.  Actual results may differ materially.

NASDAQ: ASRV

SUPPLEMENTAL FINANCIAL PERFORMANCE DATA

March 31, 2017

(In thousands, except per share and ratio data)

(Unaudited)

2017

1QTR

PERFORMANCE DATA FOR THE PERIOD:
Net income	$1,348
Net income available to common shareholders	1,348

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	0.47%
Return on average equity	5.74
Net interest margin	3.27
Net charge-offs as a percentage of average loans	0.04
Loan loss provision as a percentage of average loans	0.10
Efficiency ratio	82.04

PER COMMON SHARE:
Net income:
Basic	$0.07
Average number of common shares outstanding	18,814
Diluted	0.07
Average number of common shares outstanding	18,922
Cash dividends declared	$0.015

2016

	1QTR	2QTR	3QTR	4QTR	YEAR
					TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income (loss)	$(1,267)	$1,362	$1,065	$1,150	$2,310
Net income (loss) available to common shareholders	(1,282)	1,362	1,065	1,150	2,295

PERFORMANCE PERCENTAGES (annualized):
Return on average assets	(0.45)%	0.48%	0.37%	0.40%	0.20%
Return on average equity	(4.86)	5.60	4.27	4.58	2.30
Net interest margin	3.30	3.23	3.15	3.18	3.26
Net charge-offs as a percentage of average loans	1.60	0.01	0.14	0.04	0.44
Loan loss provision as a percentage of average loans	1.42	0.11	0.13	0.13	0.44
Efficiency ratio	89.24	82.05	85.07	84.82	85.27

PER COMMON SHARE:
Net income (loss):
Basic	$(0.07)	$0.07	$0.06	$0.06	$0.12
Average number of common shares outstanding	18,884	18,897	18,899	18,903	18,896
Diluted	(0.07)	0.07	0.06	0.06	0.12
Average number of common shares outstanding	18,884	18,948	18,957	18,990	18,955
Cash dividends declared	$0.010	$0.010	$0.015	$0.015	$0.050

AMERISERV FINANCIAL, INC.

(In thousands, except per share, statistical, and ratio data)

(Unaudited)

2017

1QTR
FINANCIAL CONDITION DATA AT PERIOD END
Assets	$1,172,127
Short-term investments/overnight funds	8,320
Investment securities	165,781
Loans and loans held for sale	899,456
Allowance for loan losses	10,080
Goodwill	11,944
Deposits	964,776
FHLB borrowings	79,718
Subordinated debt, net	7,447
Shareholders’ equity	95,604
Non-performing assets	1,488
Tangible common equity ratio	7.21
Total capital (to risk weighted assets) ratio	13.03
PER COMMON SHARE:
Book value	$5.12
Tangible book value	4.48
Market value	3.75
Trust assets – fair market value (A)	$2,025,304

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	307
Branch locations	16
Common shares outstanding	18,666,520

2016

	1QTR	2QTR	3QTR	4QTR
FINANCIAL CONDITION DATA AT PERIOD END
Assets	$1,121,701	$1,142,492	$1,145,655	$1,153,780
Short-term investments/overnight funds	5,556	6,836	8,279	8,966
Investment securities	139,000	145,753	145,609	157,742
Loans and loans held for sale	882,410	895,513	896,301	886,858
Allowance for loan losses	9,520	9,746	9,726	9,932
Goodwill	11,944	11,944	11,944	11,944
Deposits	906,773	940,931	962,736	967,786
FHLB borrowings	88,952	72,617	56,943	58,296
Subordinated debt, net	7,424	7,430	7,435	7,441
Shareholders’ equity	97,589	99,232	100,044	95,395
Non-performing assets	3,007	2,230	1,907	1,624
Tangible common equity ratio	7.72	7.72	7.77	7.31
Total capital (to risk weighted assets) ratio	13.11	13.04	13.17	13.15
PER COMMON SHARE:
Book value	$5.16	$5.25	$5.29	$5.05
Tangible book value	4.53	4.62	4.66	4.41
Market value	2.99	3.02	3.32	3.70
Trust assets – fair market value (A)	$1,974,180	$1,982,868	$2,011,344	$1,992,978

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	317	311	310	305
Branch locations	16	16	16	16
Common shares outstanding	18,894,561	18,896,876	18,903,472	18,903,472

NOTES:

        (A) Not recognized on the consolidated balance sheets.

AMERISERV FINANCIAL, INC.

CONSOLIDATED STATEMENT OF INCOME

(In thousands)

(Unaudited)

2017

1QTR
INTEREST INCOME
Interest and fees on loans	$9,556
Interest on investments	1,192
Total Interest Income	10,748

INTEREST EXPENSE
Deposits	1,436
All borrowings	591
Total Interest Expense	2,027

NET INTEREST INCOME	8,721
Provision for loan losses	225
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	8,496

NON-INTEREST INCOME
Trust and investment advisory fees	2,166
Service charges on deposit accounts	374
Net realized gains on loans held for sale	114
Mortgage related fees	75
Net realized gains on investment securities	27
Bank owned life insurance	141
Other income	665
Total Non-Interest Income	3,562

NON-INTEREST EXPENSE
Salaries and employee benefits	6,010
Net occupancy expense	674
Equipment expense	419
Professional fees	1,200
FDIC deposit insurance expense	160
Other expenses	1,622
Total Non-Interest Expense	10,085

PRETAX INCOME	1,973
Income tax expense	625
NET INCOME AVAILABLE TO COMMON SHAREHOLDERS	1,348

2016

	1QTR	2QTR	3QTR	4QTR	YEAR
INTEREST INCOME					TO DATE
Interest and fees on loans	$9,465	$9,409	$9,462	$9,525	$37,861
Interest on investments	957	980	1,014	1,057	4,008
Total Interest Income	10,422	10,389	10,476	10,582	41,869

INTEREST EXPENSE
Deposits	1,254	1,330	1,391	1,425	5,400
All borrowings	610	573	579	573	2,335
Total Interest Expense	1,864	1,903	1,970	1,998	7,735

NET INTEREST INCOME	8,558	8,486	8,506	8,584	34,134
Provision for loan losses	3,100	250	300	300	3,950
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	5,458	8,236	8,206	8,284	30,184

NON-INTEREST INCOME
Trust and investment advisory fees	2,075	2,124	2,035	2,099	8,333
Service charges on deposit accounts	415	404	433	422	1,674
Net realized gains on loans held for sale	107	185	260	332	884
Mortgage related fees	63	98	132	74	367
Net realized gains (losses) on investment securities	57	60	60	-	177
Bank owned life insurance	167	169	169	170	675
Other income	553	702	572	701	2,528
Total Non-Interest Income	3,437	3,742	3,661	3,798	14,638

NON-INTEREST EXPENSE
Salaries and employee benefits	6,166	5,868	5,901	6,099	24,034
Net occupancy expense	737	690	656	699	2,782
Equipment expense	436	409	419	424	1,688
Professional fees	1,465	1,192	1,330	1,293	5,280
FDIC deposit insurance expense	179	188	189	153	709
Other expenses	1,728	1,692	1,861	1,841	7,122
Total Non-Interest Expense	10,711	10,039	10,356	10,509	41,615

PRETAX INCOME (LOSS)	(1,816)	1,939	1,511	1,573	3,207
Income tax expense (benefit)	(549)	577	446	423	897
NET INCOME (LOSS)	(1,267)	1,362	1,065	1,150	2,310
Preferred stock dividends	15	-	-	-	15
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$(1,282)	$1,362	$1,065	$1,150	$2,295

AMERISERV FINANCIAL, INC.

NASDAQ: ASRV

Average Balance Sheet Data (In thousands)

(Unaudited)

2017                                                 2016

	1QTR	1QTR
Interest earning assets:
Loans and loans held for sale, net of unearned income	$889,908	$881,063
Short-term investment in money market funds	7,940	3,484
Deposits with banks	1,030	7,955
Total investment securities	168,261	142,161
Total interest earning assets	1,067,139	1,034,663

Non-interest earning assets:
Cash and due from banks	22,330	18,739
Premises and equipment	11,804	12,090
Other assets	67,794	67,751
Allowance for loan losses	(10,053)	(9,886)

Total assets	$1,159,014	$1,123,357

Interest bearing liabilities:
Interest bearing deposits:
Interest bearing demand	$127,531	$ 101,293
Savings	97,254	95,303
Money market	278,811	264,433
Other time	288,830	267,805
Total interest bearing deposits	792,426	728,834
Borrowings:
Federal funds purchased and other short-term borrowings	8,863	29,449
Advances from Federal Home Loan Bank	45,535	49,135
Guaranteed junior subordinated deferrable interest debentures	13,085	13,085
Subordinated debt	7,650	7,650
Total interest bearing liabilities	867,559	828,153

Non-interest bearing liabilities:
Demand deposits	183,532	181,096
Other liabilities	12,613	9,370
Shareholders’ equity	95,310	104,738
Total liabilities and shareholders’ equity	$1,159,014	$1,123,357